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                                                                    EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]

January 5, 1998

Mr. Michael Sutton
Chief Accountant
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Mr. Sutton:

We have read Item 4 included in the attached Form 8-K dated December 30, 1997 of He-Ro Group, Ltd. filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By /s/ Raymon J. Adiletta
   ----------------------
   Raymon J. Adiletta

Attachment

Copy to:
Mr. Sam Kaplan, Chief Financial Officer, He-Ro Group, Ltd.